Exhibit 5.1

811 Main Street, Suite 2500 | Houston, TX 77002 | T 713.821.7000 | F 713.821.7001

Holland & Knight LLP | www.hklaw.com

April 25, 2025

MIND Technology, Inc.
2002 Timberloch Place, Suite 550
The Woodlands, Texas 77380

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to MIND Technology, Inc., a Delaware corporation (the “Company”), and the Company’s subsidiaries that are co-registrants (the “Subsidiary Guarantors”; the Company and the Subsidiary Guarantors together being the “Relevant Parties”), in connection with the preparation of the shelf registration statement on Form S-3 (the “Registration Statement”) filed on or about the date hereof with the Securities and Exchange Commission (the “Commission”) in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale by the Company, pursuant to Rule 415 under the Securities Act, of the following securities, which may be issued from time to time at prices and on terms to be determined at the time of the offering:

(1)         Shares of common stock, par value $0.01 per share, of the Company (“Common Stock”).

(2)         Shares of preferred stock, par value $1.00 per share, of the Company, in one or more series (“Preferred Stock”).

(3)         Debt securities of the Company, which may be either senior or subordinated and which may be issued in one or more series, consisting of notes, debentures or other evidence of indebtedness (“Debt Securities” and, together with Common Stock and Preferred Stock, “Securities”), which may be fully and unconditionally guaranteed (“Guaranties”) by the Subsidiary Guarantors.

(4)         Such indeterminate amount of Securities as may be issued in exchange for or upon conversion or exercise of, as the case may be, Securities.

We have also participated in the preparation of the prospectus (the “Prospectus”) contained in the Registration Statement.

In connection with the opinions expressed herein, we have examined, among other things, original counterparts or copies of original counterparts of the following documents:

(i)         The organizational or governing documents of the Relevant Parties.

Atlanta | Austin | Birmingham | Boston | Century City | Charlotte | Chattanooga | Chicago | Dallas | Denver | Fort Lauderdale
Houston | Jacksonville | Los Angeles | Miami | Nashville | Newport Beach | New York | Orlando | Philadelphia
Portland | Richmond | San Francisco | Stamford | Tallahassee | Tampa | Tysons | Washington, D.C. | West Palm Beach

MIND Technology, Inc.
April 25, 2025

(ii)         The Registration Statement, including the Prospectus.

(iii)         The form of Senior Indenture related to certain Debt Securities and incorporated by reference in the Registration Statement (the “Senior Indenture”).

(iv)         The form of Subordinated Indenture related to certain Debt Securities and incorporated by reference in the Registration Statement (the “Subordinated Indenture,” and together with the Senior Indenture, the “Indentures”).

(v)         The records of corporate, limited partnership and limited liability company proceedings, as applicable, of the Relevant Parties that have occurred prior to the date hereof with respect to the Registration Statement.

The Indentures and any definitive purchase, underwriting or similar agreement entered into in connection with an issuance of Securities (a “Purchase Agreement”) are referred to herein collectively as the “Transaction Documents”. We have also examined originals or copies of such other records of the Relevant Parties, certificates of public officials and of officers or other representatives of the Relevant Parties and agreements and other documents as we have deemed necessary, subject to the assumptions set forth below, as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed:

(i)         The genuineness of all signatures (whether manual, electronic or otherwise) and, to the extent that a signature on a document is manifested by electronic or similar means, such signature has been executed or adopted by a signatory with an intent to authenticate and sign the document.

(ii)         The authenticity of the originals of the documents submitted to us.

(iii)         The conformity to authentic originals of any documents submitted to us as copies.

(iv)         As to matters of fact, the truthfulness of the representations made or otherwise incorporated in the Registration Statement and the other Transaction Documents and representations and statements made in certificates or web sites of public officials and officers or other representatives of the Relevant Parties.

(v)         That, at the time when any Security is issued:

(A)         (1)         if such Security is a Debt Security, the applicable Indenture; and

(2)         any applicable Purchase Agreement,

MIND Technology, Inc.
April 25, 2025

shall have been duly executed and delivered by the parties thereto and constitute valid, binding and enforceable obligations of each party thereto and such Security shall have been issued pursuant to the applicable foregoing agreements.

(B)         Each applicable Relevant Party shall be an entity duly organized and validly existing under the laws of the jurisdiction of its organization.

(C)         Each applicable Relevant Party shall have full power to execute, deliver and perform the applicable Transaction Documents to which it is a party and, in the case of the Company, issue such Security, and shall have duly executed and delivered such applicable Transaction Documents.

(D)         The execution, delivery and performance by each applicable Relevant Party of the applicable Transaction Documents to which it is a party and, in the case of the Company, the issuance of such Security (and, in the case of Rights and Units, of the Securities that are components of such Rights and Units) and any Security that may be issuable upon the exercise, conversion or exchange thereof, shall have been duly authorized by all necessary action (corporate, limited partnership, limited liability company or otherwise) and shall not contravene its certificate or articles of incorporation or certificate of limited partnership or formation, by-laws, limited partnership agreement, limited liability company agreement or other organizational documents, as applicable.

(E)         The execution, delivery and performance by each Relevant Party of the applicable Transaction Documents to which it is a party and, in the case of the Company, the issuance of such Security, will not:

(1)         violate any law, rule or regulation applicable to it (including without limitation federal and state securities laws), or

(2)         result in any conflict with or breach of any agreement or document binding on it.

(F)         No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body (or, to the extent the same is required under any agreement or document binding on any Relevant Party, any third party) shall be required for the due execution, delivery or performance by any Relevant Party of any applicable Transaction Document to which it is a party or for the issuance of such Security by the Company, or, if any such authorization, approval, action, notice or filing is required, it shall have been duly obtained, taken, given or made and shall be in full force and effect.

(G)         The Registration Statement, and any amendments thereto (including all necessary post-effective amendments), shall have become effective under the Securities Act.

MIND Technology, Inc.
April 25, 2025

(H)         A supplement to the Prospectus (a “Prospectus Supplement”) shall have been prepared and filed with the Commission describing such Security.

(I)         Such Security shall have been issued and sold in the manner stated in the Registration Statement and the appropriate Prospectus Supplement.

(J)         If such Security is Common Stock or Preferred Stock, the necessary number of applicable shares shall have been duly authorized and available for issuance pursuant to the Company’s Certificate of Incorporation.

(K)         Any Security issuable upon conversion, exchange or exercise of such Security shall have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

(L)         If such Security is a series of Preferred Stock, or is convertible into or exchangeable or exercisable for a series of Preferred Stock, the Board of Directors of the Company (or a committee thereof acting pursuant to authority delegated to it by such Board) shall have duly adopted a resolution establishing and designating such series and fixing and determining the preferences, limitations and relative rights of such series and a certificate of designation with respect to such series shall have been duly filed with the Secretary of State of the State of Delaware.

(M)         The applicable Transaction Documents relating to such Security and, if such Security is a Debt Security, such Security shall be governed by the laws of the State of New York, a New York State court, or a United States federal court sitting in the State of New York, would determine that Section 5-1401 of the New York General Obligations Law is applicable to the choice of New York law to govern such Transaction Documents and the issuance of such Security would involve at least the minimum amounts specified in such Section for it to be applicable.

(N)         Such Security, if other than Common Stock or Preferred Stock, and if other than book entry or uncertificated, shall have been duly executed and delivered by the Relevant Parties party thereto and, if applicable, duly authenticated or countersigned pursuant to the applicable Transaction Document.

(O)         If such Security is other than Common Stock, the terms of such Security (and any Securities that are components thereof or issuable upon the exercise, conversion or exchange thereof) shall have been duly established in conformity with the applicable Transaction Document.

(P)         No Relevant Party shall have been induced by fraud to enter into any Transaction Document.

We have not independently established the validity of the foregoing assumptions.

MIND Technology, Inc.
April 25, 2025

Based upon the foregoing and subject to the qualifications and limitations set forth herein, we are of the opinion that:

1.         With respect to any share of Common Stock being registered under the Registration Statement, when:

(a)         a certificate representing such share shall have been duly executed, countersigned, registered and delivered (or, if such share is non-certificated, such share shall have been properly issued) either (i) in accordance with the applicable Purchase Agreement or (ii) upon conversion, exchange or exercise of any other Security in accordance with the terms of such other Security or the agreement governing such other Security and providing for the conversion, exchange or exercise thereof, and

(b)         the consideration therefor provided for in the applicable Purchase Agreement or in connection with such conversion, exchange or exercise, as applicable (in either case not less than the par value of such share of Common Stock), shall have been paid, such share shall have been validly issued, fully paid and non-assessable.

2.         With respect to any share of any series of Preferred Stock being registered under the Registration Statement, when:

(a)         a certificate representing such share shall have been duly executed, countersigned, registered and delivered (or, if such share is non-certificated, such share shall have been properly issued) either (i) in accordance with the applicable Purchase Agreement or (ii) upon conversion, exchange or exercise of any other Security in accordance with the terms of such other Security or the agreement governing such other Security and providing for the conversion, exchange or exercise thereof, and

(b)          the consideration therefor provided for in the applicable Purchase Agreement or in connection with such conversion, exchange or exercise, as applicable (in either case not less than the par value of such share of such series of Preferred Stock), shall have been paid, such share shall have been validly issued, fully paid, and non-assessable.

3.         With respect to any Debt Security being registered under the Registration Statement, when:

(a)         the applicable Indenture and, if applicable, the related Guaranties, shall have been duly qualified under the Trust Indenture Act of 1939, as amended, and

(b)         the consideration for such Debt Security and, if applicable, the related Guaranties provided for in the applicable Purchase Agreement shall have been paid,

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such Debt Security and, if applicable, the related Guaranties shall have been validly issued and shall constitute the valid and binding obligation of the Company and, if applicable, the Subsidiary Guarantors, respectively, enforceable against the Company and, if applicable, the Subsidiary Guarantors, respectively, in accordance with their terms.

The opinions set forth above are subject to the following qualifications and exceptions:

(a)         Our opinions are limited to the laws, rules and regulations of the State of New York and the General Corporation Law, the Limited Liability Company Act and the Revised Uniform Limited Partnership Act of the State of Delaware (in each case including all reported judicial decisions interpreting such laws), and we do not express any opinion herein concerning any other laws.

(b)         Our opinions are subject to bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium or similar laws affecting the rights and remedies of creditors, stakeholders, or classes or groups of creditors or stakeholders generally.

(c)         Our opinions are subject to general principles of equity exercisable in the discretion of a court (including without limitation obligations and standards of good faith, fair dealing, materiality and reasonableness and defenses relating to unconscionability or to impracticability or impossibility of performance).

(d)         We express no opinion with respect to the enforceability of:

(i)         Disclaimers, waivers, releases, indemnities, hold harmless provisions, exculpations, provisions for contribution and liquidated damages or payments that would constitute penalties, and other provisions, however expressed, altering or eliminating the rights, liabilities or remedies a party otherwise would have, or any provisions having the effect of modifying a statute of limitations.

(ii)         Any waiver of rights or defenses by a guarantor in any Guaranty.

This opinion letter is rendered to you in connection with the transactions contemplated by the Registration Statement. This opinion letter has been prepared, and is to be understood, in accordance with customary practice of lawyers who regularly give and lawyers who regularly advise recipients regarding opinions of this kind, is limited to the matters expressly stated herein and is provided solely for purposes of complying with the requirements of the Securities Act, and no opinions may be inferred or implied beyond the matters expressly stated herein. The opinions expressed herein are rendered and speak only as of the date hereof and we specifically disclaim any responsibility to update such opinions subsequent to the date hereof or to advise you of subsequent developments affecting such opinions.

We consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference of our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 and Section 11 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Respectfully submitted, /s/ Holland & Knight LLP HOLLAND & KNIGHT LLP